Exhibit 10.14.4

AMENDMENT NO. 3 TO
AMENDED AND RESTATED
VARIABLE FUNDING LOAN AGREEMENT

[Mid-State Trust XIV]

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED VARIABLE FUNDING LOAN AGREEMENT, dated as of October 25, 2007 (this “Amendment”), is entered into by and among THREE PILLARS FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), MID-STATE TRUST XIV, a Delaware statutory trust, as borrower (the “Borrower”), TREASURY BANK, a division of Countrywide Bank FSB (fka Treasury Bank, a division of Countrywide Bank, N.A., a national banking association), as custodian (the “Custodian”), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”) and SUNTRUST ROBINSON HUMPHREY, INC. (successor to SUNTRUST CAPITAL MARKETS, INC.), a Georgia corporation, as agent and administrative trustee (in such capacities, the “Agent” and “Administrative Trustee”), and SUNTRUST BANK, as a bank investor (in such capacity, the “Bank Investor”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor have entered into that certain Amended and Restated Variable Funding Loan Agreement, dated as of June 15, 2006 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Agreement”);

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor desire to amend the Agreement in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Amendments.

(a)           Annex A to the Agreement is hereby amended by:

(i)            deleting the definition of “Alternate Rate” in its entirety and substituting in lieu thereof the following new definition:

“Alternate Rate” means, for any Rate Period for any Tranche, an interest rate per annum equal to the sum of (a) the Applicable Rate for a Base Rate Revolving Loan, as such terms are defined in the Credit Agreement, and (b) 0.50% above the Offshore Rate for such Rate Period; provided, however, that in the case of:

(i)            any Rate Period of one (1) to (and including) fourteen (14) days,

(ii)           any Rate Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time)

on the second (2nd) Business Day preceding the first (1st) day of such Rate Period of the Borrower’s desired duration of such Rate Period as required by Section 2.3(c) of the Loan Agreement, or

(iii)          any Rate Period relating to a Tranche which is less than $1,000,000,

the “Alternate Rate” for each such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Rate Period.  The “Alternate Rate” for any date on or after the declaration or automatic occurrence of the Facility Termination Date pursuant to Section 6.3 of the Loan Agreement shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

(ii)           deleting clause (kk) from the definition of “Eligible Account” in its entirety and substituting in lieu thereof the following new clause (kk) to the definition Eligible Account:

“(kk)       with respect to which, if such Account is an Adjustable Rate Account, then (i) the related Account Note evidences an Account having fully amortizing monthly payments with no negative amortization, (ii) such Account shall provide (A) for periodic rate adjustments (caps) of no less than 1.0% and (B) the margin over the applicable index shall not be subject to any decrease and (C) for a lifetime interest rate cap of no less than 6.0% higher than the initial interest rate, (iii) such Account was not a Resale Account at the time such loan was acquired or originated by WMC and (iv) the Principal Balance thereof together with the aggregate Principal Balance of all other Adjustable Rate Accounts may not exceed 5% of the Borrowing Base;.

(iii)          deleting the definition of “Scheduled Termination Date” in its entirety and substituting in lieu thereof the following new definition:

“Scheduled Termination Date” means October 23, 2008, or such later date to which the Scheduled Termination Date may be extended by the Agent, the Borrower and some or all of the Bank Investors, each in its sole discretion, pursuant to Section 2.15 of the Loan Agreement.

SECTION 2.           Effectiveness and Effect.

This Amendment shall become effective as of the date (the “Effective Date”) that each of the following conditions precedent shall have been satisfied:

(a)   (i) This Amendment, (ii) the Amended and Restated Fee Letter, dated as of the date hereof, and (iii) Amendment No. 4 to the Liquidity Asset Purchase Agreement, dated as of the date hereof, shall have been executed and delivered by a duly authorized officer of each party thereto.

(b)   The Borrower shall be in compliance with each of its covenants set forth herein and each of the Operative Documents to which it is a party.

(c)   No event has occurred which constitutes a Facility Termination Event or a Potential Facility Termination Event and the Facility Termination Date shall not have occurred.

SECTION 3.           Reference to and Effect on the Agreement and the Related Documents.

(a)   Upon the effectiveness of this Amendment, (i) the Borrower hereby reaffirms all representations and warranties made by it in Article III of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been restated as of the effective date of this Amendment, (ii) the Borrower hereby represents and warrants that no Facility Termination Event or Potential Facility Termination Event shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

(b)   The Borrower hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Operative Documents, the Borrower shall pay the reasonable legal fees and out-of pocket expenses of each of the Custodian’s, the Trustee’s and the Administrative Trustee’s counsel, and all audit fees and due diligence costs incurred by the Administrative Trustee in connection with the consummation of this Amendment.

SECTION 4.           Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.           Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[signature pages omitted]